                                                                  EXHIBIT 10.7

                              TERMINATION AGREEMENT

         This Termination Agreement ("Termination Agreement"), dated as of December 10, 1999, is by and among Aegis Communications Group, Inc., a Delaware corporation, f/k/a ATC Communications Group, Inc. (the "Company"), Thayer Equity Investors III, L.P., a Delaware limited partnership ("Thayer Equity"), and TC Co-Investors, LLC, a Delaware limited liability company ("TC Co-Investors," and, together with Thayer Equity, "Thayer").

                                RECITALS:

         The Company and Thayer are parties to that certain Registration Rights Agreement dated as of May 4, 1998, as amended (the "Registration Rights Agreement");

         Subject to certain terms and conditions, the Company has agreed to sell Series F Senior Voting Convertible Preferred Stock (the "Preferred Stock") to Questor Partners Fund II, L.P., a Delaware limited partnership ("Fund II"), Questor Side-by-Side Partners II, L.P., a Delaware limited partnership (the "Side-by-Side Fund"), and Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership (the "3(c)(1) Fund" and together with Fund II and the Side-by-Side Fund, the "Questor Investors");

         A condition to the closing of the transactions contemplated by the Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement dated August 25, 1999, as amended, by and among the Company, the Questor Investors and certain existing shareholders of the Company (the "Stock Agreement") requires that the Registration Rights Agreement be terminated;

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Termination Agreement hereby agree as follows:

         1. TERMINATION OF REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement will terminate as of the date of this Termination Agreement.

         2. ENTIRETY. This Termination Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and it shall not be amended except in writing executed by each of the parties hereto.

         3. CHOICE OF LAW. This Termination Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts of law) of the State of Delaware.

         4. COUNTERPARTS. This Termination Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

                                         AEGIS COMMUNICATIONS GROUP,
                                         INC., a Delaware corporation

                                         By:
                                         Name:
                                         Title:


                                         THAYER EQUITY INVESTORS III,
                                         L.P., a Delaware limited partnership

                                         By:
                                         Name:
                                         Title:


                                         TC CO-INVESTORS, LLC, a Delaware
                                         limited liability company

                                         By:
                                         Name:
                                         Title: